Exhibit 3
Certificate of Secretary
PIMCO MUNICIPAL INCOME FUND (“PMF”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND (“PCQ”)
PIMCO NEW YORK MUNICIPAL INCOME FUND (“PNF”)
PIMCO CORPORATE INCOME FUND (“PCN”)
PIMCO MUNICIPAL INCOME FUND II (“PML”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND II (“PCK”)
PIMCO NEW YORK MUNICIPAL INCOME FUND II (“PNI”)
PIMCO MUNICIPAL INCOME FUND III (“PMX”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND III (“PZC”)
PIMCO NEW YORK MUNICIPAL INCOME FUND III (“PYN”)
PIMCO CORPORATE OPPORTUNITY FUND (“PTY”)
NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND (“NCV”)
PIMCO HIGH INCOME FUND (“PHK”)
NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II (“NCZ”)
PIMCO FLOATING RATE INCOME FUND (“PFL”)
PIMCO FLOATING RATE STRATEGY FUND (“PFN”)
NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND (“NFJ”)
NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND (“NAI”)
PIMCO GLOBAL STOCKSPLUS & INCOME FUND (“PGP”)
PIMCO MUNICIPAL ADVANTAGE FUND INC. (“MAF”)
NICHOLAS-APPLEGATE EQUITY & CONVERTIBLE INCOME FUND (“NIE”)
NICHOLAS-APPLEGATE GLOBAL EQUITY & CONVERTIBLE INCOME FUND (“NGZ”)
PIMCO INCOME OPPORTUNITY FUND (“PKO”)
PCM FUND INC. (“PCM”)
PIMCO STRATEGIC GOVERNMENT GLOBAL FUND INC. (“RCS”)
FIXED INCOME SHARES (“FISH”)
ALLIANZ FUNDS MULTI-STRATEGY TRUST (“MST”)
(collectively, the “Funds”)
Regarding Fidelity Bond
     The undersigned, being the duly elected, qualified and acting Secretary of the above referenced Funds, each a business trust organized under the laws of the Commonwealth of Massachusetts (except MAF, PCM and RCS) which are Maryland Corporations), hereby certifies that attached hereto is a true and complete copy of resolutions that were approved in substantially the form attached hereto by the Board of Trustees of the Funds at a meeting held on June 10-11, 2008, at which a quorum was present and voted in favor thereof, and that said resolutions have not been revoked or amended and are now in full force and effect.
     IN WITNESS WHEREOF, the undersigned has executed this certificate as Secretary of the above mentioned Funds on this 23rd day of October, 2008.

Thomas J. Fuccillo
Secretary

PIMCO MUNICIPAL INCOME FUND (“PMF”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND (“PCQ”)
PIMCO NEW YORK MUNICIPAL INCOME FUND (“PNF”)
PIMCO CORPORATE INCOME FUND (“PCN”)
PIMCO MUNICIPAL INCOME FUND II (“PML”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND II (“PCK”)
PIMCO NEW YORK MUNICIPAL INCOME FUND II (“PNI”)
PIMCO MUNICIPAL INCOME FUND III (“PMX”)
PIMCO CALIFORNIA MUNICIPAL INCOME FUND III (“PZC”)
PIMCO NEW YORK MUNICIPAL INCOME FUND III (“PYN”)
PIMCO CORPORATE OPPORTUNITY FUND (“PTY”)
NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND (“NCV”)
PIMCO HIGH INCOME FUND (“PHK”)
NICHOLAS-APPLEGATE CONVERTIBLE & INCOME FUND II (“NCZ”)
PIMCO FLOATING RATE INCOME FUND (“PFL”)
PIMCO FLOATING RATE STRATEGY FUND (“PFN”)
NFJ DIVIDEND, INTEREST & PREMIUM STRATEGY FUND (“NFJ”)
NICHOLAS-APPLEGATE INTERNATIONAL & PREMIUM STRATEGY FUND (“NAI”)
PIMCO GLOBAL STOCKSPLUS & INCOME FUND (“PGP”)
PIMCO MUNICIPAL ADVANTAGE FUND INC. (“MAF”)
NICHOLAS-APPLEGATE EQUITY & CONVERTIBLE INCOME FUND (“NIE”)
NICHOLAS-APPLEGATE GLABAL EQUITY & CONVERTIBLE INCOME FUND (“NGZ”)
PIMCO INCOME OPPORTUNITY FUND (“PKO”)
PCM FUND INC. (“PCM”)
PIMCO STRATEGIC GOVERNMENT GLOBAL FUND INC. (“RCS”)
FIXED INCOME SHARES (“FISH”)
ALLIANZ FUNDS MULTI-STRATEGY TRUST (“MST”)
(each, a “Fund” and collectively, the “Funds”)
Minutes of the Joint Meeting of the Boards of Trustees held on June 10-11, 2008
Approval of Fidelity Bond Coverage and Agreement Among Joint Insureds
RESOLVED, that, after considering all relevant factors, the action of the Funds in joining Allianz Funds and Premier VIT in a joint Investment Company Blanket Bond to be issued by a consortium of insurers covering larceny and embezzlement and certain other acts, with a limit of liability of $70.5 million, or such amount as is necessary to cover the addition of new funds to the Investment Company Blanket Bond, for an aggregate one-year premium of an amount to be determined by Allianz Global

Investors Funds Management LLC once an aggregate premium figure is provided by the insurance companies, plus any additional amount as may be necessary to cover the addition of new funds to the Investment Company Blanket Bond, be and it is hereby approved, each Funds’ share of the premium to be no greater than a pro rata amount based on the gross assets of the named insured.
RESOLVED, that pursuant to Rule 17g-1 under the Investment Company Act of 1940, as amended, the officers of the Funds are each hereby designated as an agent for the Funds to make the filings and give the notices required by subparagraph (g) of said Rule.
RESOLVED, that the officers of the Funds, are each hereby authorized to approve insurers included in the consortium referenced in the forgoing resolution, with their approval deemed to constitute approval by the Trustees/Directors, subject to ratification by the Trustees/Directors at a subsequent meeting when the list of insurers from whom coverage has been obtained is finalized; and further
RESOLVED, that the officers of the Funds, or any of them, are authorized to make any and all payments and to do any and all other acts in the name of each Fund and on its behalf, as they, or any of them, may determined to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions; and further
RESOLVED, that each Fund be and it hereby is authorized to enter into an agreement with the other parties to the Investment Company Blanket Bond, stating that in the event recovery is received under the bond as a result of the loss of any Fund and of one or more of the other named insured parties, each Fund shall receive an equitable and proportionate share of recovery, such share being at least equal to the amount it would have received had it provided and maintained a single insured bond with the minimum coverage required under Rule 17g-1 under the Investment Company Act of 1940, as amended, and the President, the Treasurer and the Secretary of the Funds be and they hereby are, and each of them acting individually hereby is, authorized to execute and deliver such agreement, the taking of any or all such actions to be conclusive evidence of its authorization hereby.
RESOLVED, that the form and amount of the Investment Company Blanket Bond, after consideration of all relevant factors including the Fund’s aggregate assets to which persons covered by the bond have access, the type and terms of arrangements made for custody and safekeeping of assets, and the nature of the securities held, be and they hereby are approved.

RESOLVED, that the Funds’s participation in the Joint Fidelity Bond described above is in the best interest of the Funds.